Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of IXI Mobile, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2008 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Lihi Segal, Vice President and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 19, 2008	By:	/s/ Motti Gil
Motti Gil
Vice President and Chief Financial Officer
(Principal Financial Officer)